UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

CREATIVE LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL		32095
(Address of principal executive offices)		(Zip Code)

(904) 824-3133

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 20, 2017, the United States District Court for the Middle District of Florida, Jacksonville Division issued the final judgment order as to Creative Learning Corporation (the “Company”), in the Civil Action No. 3:17-cv-00954-TJC-JRK, which was previously disclosed in the Company’s Current Report on Form 8-K filed with the United States Securities & Exchange Commission on September 1, 2017. The entering of the final judgment order has resolved all allegations pertaining to the Company.

On September 21, 2017, the Company filed a notice of voluntary dismissal without prejudice in the United States District Court for the Middle District of Florida, Jacksonville Division, in its lawsuit against Blake and Anik Furlow relating to their conduct in the shareholder consent.  The Company filed the complaint on May 15, 2017, and after consideration, decided it was not in the best interest of the Company to proceed with the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2017	CREATIVE LEARNING CORPORATION

	By:	/s/Christian Miller
		Name:	Christian Miller
		Title:	Chief Financial Officer